HSBC Investment Bank plc
Vintners Place, 68 Upper Thames Street, London EC4V 3BJ

5 August 1999

Strictly private & confidential

The Directors
MSU (UK) Ltd
Elder House
526-528 Elder Gate
Central Milton Keynes
MK9 1LR


For the attention of Wyn Holloway


Dear Sirs

PROJECT BOWMAN

1.  Introduction

    We are writing to confirm that HSBC Investment Bank plc ("we") would be pleased to act as financial adviser to MSU (UK) Ltd ("you") in relation to the raising of finance for the development of your products and services, referred to in this letter as the "Transaction". We set out below the scope of our work, the basis of our remuneration and additional terms of our engagement. We will act on an exclusive basis in connection with the Transaction.

    Jonathan Gray will be the director in charge of the Transaction. It is intended that the team primarily consists of Ian Zilberkweit, Markus Salolainen, Laurent Horrut and Kamal Pastakia, with other or additional participation as we consider necessary.


2.  Responsibilities

    Our responsibilities comprise the following:

    2.1 providing financial advice on alternative methods of raising funds for the development and deployment of your products and services;

    2.2 identifying potential financial investors and strategic partners and, at your request, introducing you to selected parties;







Registered in England: number 976092
Regulated by SFA. Member of the London Stock Exchange.
Registered Office: Thames Exchange, 10 Queen Street Place, London EC4R 1BL
Telephone: (0171) 260 9000                                    Member HSBC Group

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    2.3   preparation, with you and your other advisers, of presentations and submissions to potential investors and partners;

    2.4 advising and, at your request, participating in negotiations on the detailed proposals with potential investors and partners;

    2.5 advising on the preparation for the flotation, including the proposed capital and financial structure of the company, the structure of the offer, timing of the flotation, the board structure, share and other incentive arrangements, appointment of other advisers and detailed marketing and other flotation procedures;

    2.5 preparation, with you and your other advisers, of a prospectus incorporating listing particulars, together with supporting documentation;

    2.6 instructing, on your behalf, such other professional advisers as are required to prepare information and/or to provide advice (including stockbrokers, lawyers, accountants, valuers and public relations consultants), and co-ordinating their work;

    2.7 review with you and your other advisers of the working capital and indebtedness position for you contained in the listing particulars together with any public profit forecast and, if satisfactory to us, issuance of the required letters to the London Stock Exchange;

    2.8 approving and/or issuing, if satisfactory to us, of investment advertisements which may be required in connection with the flotation;

    2.9 fulfilment of the obligations of sponsorship as set out in Chapter 2 of the Listing Rules of the London Stock Exchange; and

    2.10 such other advice and assistance, as requested by you and as may be agreed with us, in relation to any capital raising and flotation.

    Our responsibilities to shareholders in relation to the possible flotation are owed to shareholders as a group. Accordingly, our advice will not take account of the specific circumstances of any shareholder and we will not enquire about individual positions.

3.  Fees and Expenses

3.1 In the event that the Transaction is completed, we shall be paid a fee calculated on the basis set out below:

    (i) 5% of the permanent capital (debt or equity) raised through a private placement for the development of MSU (UK) Ltd and/or its products and services, plus

    (ii) 1% of any short term capital (debt or equity) raised for the development of MSU (UK) Ltd and/or its products and services, plus

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    (iii) a call option over 1.5% of the pre-float company, with a strike price of US$1.5m (which reflects a valuation of US$100m for 100% of the fully diluted share capital of the company), exercisable within 3 years after flotation (or in other circumstances such as, but not limited to, a change of control of MSU (UK) Ltd or its successor), plus

    (iv) assuming a full London listing, a corporate finance fee of the market capitalisation of the floated entity at issue price, calculated according to the scale below:

          -  1% on the transaction value up to (pound)400m; plus
          - 0.7% on the transaction value above (pound)400m but below (pound)500m; plus
          - 0.6% on the transaction value above (pound)500m but below (pound)600m; plus
          -  0.5% on the transaction value above (pound)600m, plus

    (v) assuming a full London listing,a syndicate fee of 2% of issue size (funds raised and shares sold), subject to a minimum of (pound)1m.

3.2 Definition of funds raised for MSU (UK) Ltd will include:

    (i)   proceeds from sale of any assets; and/or

    (ii) funds invested in MSU (UK) Ltd or any of its subsidiaries for the purpose of development of the MSU or related system; and/or

    (iii) funds invested or committed by a third party to a company or entity in which MSU (UK) Ltd or any of its subsidiaries has an economic interest, for purpose of developing the MSU or related system; and/or

    (iv) contractual payments for any licences, intellectual property or other intangible elements of the MSU system transferred or licensed to a third party.

3.3 For the purposes of calculation of our fees, the amount of funds raised will be calcuated as:

    (i) value of any assets (tangible or intangible), contributed committed or made available. Valuation will be based where possible on equivalent market value; and/or

    (ii) the present value, or present value as estimated based upon agreed business plan and forecasts, of any contracts entered into, such a present value will be calculated based on a 10% discount rate.

3.4 Should the transaction structure be such that the provision of funds is committed to by investors at later dates, then the net present value of contracted commitments will be taken as the benchmark for the calculation of a success fee. For these purposes a discount rate of 10% will be chosen. If all or part of this commitment of funds is contingent upon operational or financial milestones, the appropriate fee part will be payable when commitment of funds becomes unconditional.

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3.5  In the event that the funds raised are based in whole or in part on intangible assets we, at our discretion, will have the option to commute the fee payable into equity in MSU (UK) Ltd or any of its subsidiaries or associates. We also reserve the right to convert any such fees into equity at a valuation of US$100m.

3.6 In the event that the Transaction is not completed, we shall be paid a fee of L12,000 per month, accruing on a monthly basis following signature of this letter, up to a maximum of L78,000. Any fees payable under this paragraph 3.6 shall be offset against fees payable pursuant to paragraph
     3.1 above. We shall invoice you on a periodic basis for fees payable under this paragraph 3.6.

3.7 In the event our services are terminated before completion of the project and the transaction contemplated in paragraph 1 of this letter is completed within a period of 24 months after the effective date of termination or expiry, you shall pay us the success fee referred to above, less any amount already paid under this paragraph.

3.8 Whether the Transaction is completed or not, you will also reimburse us, on request, for (i) the fees and disbursements of legal and other advisers retained by us (whether on our own account or on your behalf), (ii) the costs of any printing and proofing of documents prepared in connection with the Transaction and (iii) reasonable travel, accommodation, courier and any other out of pocket expenses incurred in connection with the Transaction together in each case with an amount equal to any VAT incurred thereon which is not otherwise recoverable by us.

3.9 All fees and expenses payable to us will be paid in sterling and, in any case where they are calculated or incurred by reference to a currency other than sterling, fees and expenses will be converted into sterling on the date of payment to us using an exchange rate acceptable to us.

3.10 All amounts payable to us shall be paid together with any applicable VAT.

3.11 No fee payable to any other adviser by you or buy any other company in connection with the Transaction shall reduce or otherwise affect any fee or commission payable hereunder.

3.12 Our respective obligations in relation to any underwriting arrangements between us including HSBC Investment Bank's fees, commissions and expenses therefor shall be set out in and be subject to a separate underwriting agreement to be negotiated and entered into between us, and no obligations therefor shall be accepted or implied as a result of this letter. HSBC Investment Bank's fees, commissions and expenses under this separate underwriting agreement shall are limited to the syndicate fee as described in 3.1(v) above.

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4    Duration of Agreement

     Subject to the provisions of paragraph 15 (Termination) of the Term and Conditions, our appointment under these Terms of Engagement shall run for 6 months from the date hereof and shall be subject to extension by mutual agreement.

5    Miscellaneous

     This agreement (i) may not be amended or modified except in writing; (ii) incorporates the Terms and Conditions set out in the attached Appendix ("Terms and Conditions"), but subject as aforesaid, represents the entire understanding between the parties and (iii) shall be governed by and construed in accordance with English law.

     In the event of conflict between the provisions of paragraphs 1 to 5 of this Letter and the Terms and Conditions then the former shall apply to the exclusion of the latter.

     Your particular attention is drawn to paragraph 8. (Material Interests) of the Terms and Conditions. This explains that, as HSBC Investment Bank is part of the HSBC Group which is a worldwide financial services operation, conflicts of interest may arise. Examples are set out in that paragraph and this includes, in the case of acquisitions, the possibility of a private equity fund within the HSBC Group also being a potential purchaser; however, in any such case, the activities are quite separate within the relevant divisions and "Chinese Walls" are strictly maintained.


     In respect of this transaction, we have categorised you in accordance with the Rules of SFA as an Ordinary Business Investor.

     If you agree with the above, please sign and return the enclosed copy of this letter, whereupon this letter shall constitute a binding agreement between us.


Yours faithfully

/s/ Jonathan Gray
---------------------------------------
Jonathan Gray
Director - Corporate Finance & Advisory



We hereby confirm our agreement to the terms of HSBC Investment Bank's appointment as financial adviser on the above transaction.


/s/ xxxxxxxxx                                                  11/8/99
---------------------                                 --------------------------
Director                                              Date
for and on behalf of
MSU (UK) Ltd

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                            HSBC INVESTMENT BANK PLC

                                    APPENDIX
                       TERMS AND CONDITIONS FOR PROVISION
                   OF CORPORATE FINANCE AND ADVISORY SERVICES


1    Status of these terms and conditions

     These terms and conditions will apply to any corporate finance services which we provide to you or other members of your group. They will be supplemented by one or more letter agreements, together known as the "Terms of Engagement" which will deal with, amongst other things, the services we are to provide and the fees we are to be paid.

2    Services to be provided

     We will provide to you the corporate finance services which are from time to time agreed between us as described in paragraph 1 above or otherwise.

     In connection with the Transaction, we may be assisted by certain of our Related Companies. For the purposes of these Terms of Engagement, the expression "We" shall where appropriate include such Related Companies, so that such Related Companies shall have the same rights and be subject to the same obligations as us in connection with the Transaction.

     We will not be responsible for:

     (a) providing specialist or technical advice in connection with those matters for which you have agreed to provide or procure, or would normally provide or procure specialist advice (for example on legal, regulatory, accounting or taxation matters);

     (b) the verification of any circular, prospectus, or other public document produced by or on your behalf; and

     (c) the verification of any information provided or representations made to us by or on your behalf (including by your other advisers),

     in connection with the Transaction.


                                       A

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     These terms and conditions do not apply to any services provided by us for the underwriting of any issue of securities by you or the arranging or underwriting of any bank financing for you in relation to a Transaction. Such services (if any) and the fees and commissions payable in respect thereof will be the subject of separate agreements between us.

3    Laws, rules and regulations

     In carrying on our corporate finance business we are subject not only to the general laws which apply to such business, but also to a number of rules and regulations and the requirements of a number of regulators, many of which will also apply directly to you. Particular examples are the rules and regulations of The London Stock Exchange (including, where applicable, the disclosure and other obligations of a sponsor owed to The London Stock Exchange under its rules and regulations), the Panel on Takeovers and Mergers, The Securities and Futures Authority ("SFA") and the Bank of England. You agree that our duties to you will not restrict our freedom to take all steps which we consider to be necessary to comply with the laws, rules and regulations applicable to us.

     You undertake to obtain appropriate advice in respect of all laws and regulations which may be applicable to you in the UK or any other jurisdiction and to communicate that advice (as soon as practicable) to us if it is or may be relevant to the carrying our by us of our services to you. We will not incur any liability to you in respect of any applicable law or regulations where we have acted in good faith in accordance with any such advice.

     You agree to notify us as soon as practicable if you propose to enter into any agreement or arrangement with any adviser for the purpose of or in connection with the Transaction the terms of which provide that the liability of that adviser to you or any other person is excluded or limited in any manner and no such agreement shall be entered into without our prior consent.

     In the event that you have agreed to appoint or have already appointed a financial adviser for the purpose of or in connection with the Transaction and intend to appoint us as co-adviser for the purpose of or in connection with such Transaction, you will provide us with details of the terms upon which such adviser has been appointed or is agreed to be appointed.


                                       B
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4    Consents and approvals

     You agree to inform us of any material consents and approvals etc. of any governmental or other regulatory body or authority which may be necessary to enable you to carry you any Transaction and to use your best endeavours to obtain and maintain these (and comply with any relevant terms and conditions attaching to them) when and as needed during the course of the Transaction.


5    Provision of Information

     For the purpose of enabling us to carry out our duties in connection with any Transaction, you agree to provide us with all information under your control which we may reasonably request to assist us in acting for you, and to allow us full access to all appropriate directors, officers and employees of the Group and to any other advisers to the Group (whether retained in connection with the Transaction or not). We will rely on you to check beforehand that all information provided to us is true and complete in all material respects and not misleading. You agree to let us know immediately if you subsequently discover that information provided to us does not meet this standard. You also agree to provide us with any further information of which you are or become aware and which you ought reasonably to expect is of relevance to us in acting for you.

     In addition, you agree that:

     (a) we may require confirmation or evidence to support information contained in, or omitted from, any document we are required to approve, or in respect of which you may incur any liability to third parties, whether or not you accept full responsibility for the preparation and contents of the document;

     (b) we may refuse to issue, consent to the issue of, or approve any document, or require you to cease to distribute any document, if at any time we become aware of information which in our opinion renders the document untrue, inaccurate or misleading in any material respect;

     (c) without detracting from our obligation to make such enquiries as we may consider appropriate in the discharge of our obligations hereunder, we shall be entitled to rely upon all information supplied to us by you or your advisers and shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same; and


                                       C

     (d) any documents provided to us in final form will be approved by your Board, and for which your directors will be solely responsible.

     For the purposes of the expressions "to the best of your knowledge and belief" or "you are, or become aware", you shall be deemed to be aware of or have knowledge of all matters which you would have reasonably discovered after due and careful enquiry of your executive directors and your operational management team.

6    Conduct of transactions

     You agree that where we are acting for you in connection with a Transaction you will tell us in advance of any significant steps which you or any of your other agents or advisers propose to take in respect of that Transaction and will make sure that we are fully informed of all material developments which arise during the course of the Transaction. In particular, you will consult us before:

     (a) any dealings take place in your securities or those of any company in relation to which we are advising you, by you or any of your directors (or their associates) or any person acting in concert with you, as well as making sure (as required under paragraph 3 above) that all such dealings are properly disclosed in accordance with the relevant laws and regulations; or

     (b) any other step, other than one which falls within the scope of paragraph 14 (Announcements) below, is taken by you or any person whom you control or, if you become aware of it, any other person, which may have an effect on the terms of, or the conduct of, the relevant Transaction.


7    Fees and expenses

     You will pay us the fees which are agreed between us (under the Terms of Engagement as described in paragraph 1, or otherwise).

     Any amount not paid within 15 days after the issue of an invoice will bear interest at the rate of 2 per cent above the base rate from time to time of Midland Bank plc.



                                       D

8    Material interests

     HSBC Group is a worldwide financial services operation. As such HSBC Group is involved, inter alia, in Corporate Finance activities, capital market activities, securities issuing, trading, private equity, banking and investment management, which are all carried out independently. As a result, entities within the HSBC Group may from time to time effect transactions for their own account or for the account of customers, and hold positions in securities or options on securities of you and your Related Companies and other companies, which may be the subject of a Transaction, or otherwise have a financial interest in the Transaction. In connection with these activities, the HSBC Group has rules and procedures which prevent disclosure of confidential information between the Group's various legal entities and also between different divisions within these legal entities including "Chinese Wall" procedures complying with the Rules of the SFA. These rules and procedures may prevent the disclosure of information to you or HSBC divisions advising you. Conflicts of interest may arise which you and the HSBC division advising you may not become aware of. In addition separate elements within the HSBC Group may be aware of an interest or relationship which may give rise to a conflict of interest.

     The following are examples of ways in which conflicts of interest may arise:

     (a) we or a Related Company may in the past have been adviser to, or may be a lender to, a company whose securities you may be acquiring or selling or with whom you may be entering into a transaction;

     (b) we or a Related Company may hold or invest or deal in or underwrite, or give investment advice relating to or exercise voting rights attaching to, all manner of investments in the normal course of their activities, such as market-making, investment advisory or discretionary investment management or private equity investment business; it is possible that these may be investments which are in some way connected to or may be of interest to you or otherwise relevant to the Transaction;

     (c) we may act for a number of clients operating in the same industry or sector. Among others, the consequences of this are that:

         (i) we may have information from another client which may be of interest to you, but will keep that information confidential to the other client; or

         (ii) we may be acting in connection with a transaction for another client and so may be unable to act for you.

     You acknowledge and accept that we may have interests or duties which conflict with your interests and which would or might otherwise conflict with the duties owed by us to you.


                                       E

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     You accept that our agreeing to provide services to you does not require any other member of the HSBC Group or any other division within HSBC to restrict its activities in any way nor to provide you or us or the HSBC division advising you with any information whatsoever about, or derived from, those activities nor does it create any obligation to advise you of any conflict of interest which exists or may arise.

     You also accept that in acting for you we will not be required to disclose to you nor to make use for your benefit any information known to use which
     (i) belongs to or is confidential to another client or (ii) belongs to or is confidential to any of our Related Companies or (iii) belongs to or is confidential to us and relates to some other part of our business.

     Although some directors and employees of other HSBC Group companies are members of our board of directors and/or are involved in our management structure or prudential controls, they are bound by equivalent duties of confidentiality and so do not make available to us any confidential information derived from their other activities in the Group.

     Subject to relevant regulations and rules, we reserve the right to deal with or otherwise engage the services of other parts of the HSBC Group and we (and other members of the HSBC Group) will, without liability to account, remain entitled to retain any benefit resulting from such engagement or provision of service of this kind.


9    Confidentiality

     Any confidential information which you provide to us shall be kept confidential by the division of HSBC advising you. You agree that other divisions within HSBC are not bound by any duty of confidentiality except as expressly set out herein. Our "Chinese Wall" procedures are designed to control the flow of confidential information between divisions of HSBC, but in some circumstances it may be necessary and proper to disclose such information to other divisions in which case it shall be disclosed to such other divisions which shall then be bound by the confidentiality undertaking given herein. In addition, disclosure to any of our professional advisers or sub-agents will be permitted as will disclosure required by law, and we shall be entitled to disclose any information known to us, and/or produce any documents, relating to your business or affairs, at our discretion or at the request of any relevant authority including the Bank of England, the Department of Trade and Industry, H.M. Treasury, the Securities and Investments Board, the SFA or any other recognised investment exchange, the Panel on Takeovers and Mergers or any other regulatory authority having jurisdiction over you, us or the Transaction. Where practicable, we will, before making any required disclosure, notify you in order to provide you with the opportunity to contest such disclosure.



                                        F

     Except where prohibited by law and applicable regulations, including our Chinese Wall procedures, we shall be entitled to disclose our role within the Transaction and to furnish information regarding you to our Related Companies.

     Any advice or opinion, written or oral, provided by us pursuant to these Terms of Engagement will be solely for your information and assistance in connection with the Transaction and must be kept confidential by you. It is not to be used, circulated, quoted or otherwise referred to or publicly filed or disclosed for any other purpose to any third party, except in each case with our prior written consent (which consent shall not be unreasonably withheld or delayed). Any circulation or disclosure within your Group shall be strictly limited to the members of the Board of Directors and senior management.

     In his Paragraph the term "confidential information" shall not include any information which:

     (i)   at the time of disclosure to us is already in the public domain;

     (ii) at any time after such disclosure falls into the public domain, otherwise than as a result of a breach by us of our undertakings;

     (iii) was lawfully in our possession prior to such disclosure; or

     (iv) was or is received by us from any third party who at the time, so far as is known by us, was or is not bound by any restrictions or disclosure by such party.

     Whether there is any conflict between this paragraph 9 and any express terms of any contractual arrangements entered into between you and us relating to confidentiality, the express terms of such contractual arrangement shall take precedence over the terms of this paragraph to the extent of such conflict.

     Our duty to keep the confidential information confidential shall expire on the day falling two years after the date on which these Terms of Engagement are entered into.


10   Correspondence and papers

     All correspondence and papers in our control relating to any services provided to you shall be our sole property, except for originals of documents, etc. provided to us by you or on your behalf and in respect of which we shall be entitled to retain copies.



                                       G

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11   Transactions in investments

     All transactions in investments which we undertake for you will be subject to the Rules of SFA and any other relevant regulatory authority and the rules and customs of the exchange or market and/or any clearing house through which the transactions are settled or executed.


12   Authorisation

     We are authorised to do anything which we in our absolute discretion consider necessary or desirable in order (i) to carry out our services hereunder which may include, if previously approved by you, acting through agents or sub-agents and (ii) to comply with any applicable legal or regulatory requirements.

     Unless otherwise agreed, you authorise us to rely on any instructions, notices or requests (whether in writing or not) given (or appearing to be given) by any director or employee of yours who is reasonably believed by us to be authorised by you to give such instructions, notices or requests.


13   Exclusion of liability and indemnity

     No Claim shall be made against us by you to recover any Losses suffered or incurred by you in connection with or arising out of the services rendered or duties performed by us hereunder unless they are material in the context of the Transaction taken as a whole and to the extent that they arise as a result of (i) our negligence, bad faith or wilful default or (ii) our failure to comply with our obligations under these Terms of Engagement.

     You shall indemnify us on an after tax basis against all Claims which may be instituted, made, threatened or alleged against or otherwise involve us, and against all Losses which may be suffered or incurred by us, in connection with or arising out of the services rendered or duties performed by us under these Terms of Engagement including (without limitation) all Losses which we may incur in investigating, preparing, disputing or defending, or providing evidence in connection with, any Claim (whether or not we are an actual or potential party to such Claim) or in establishing any Claim or mitigating any Losses on your part or otherwise enforcing our rights under this paragraph 13. This right of indemnity shall be without prejudice to any rights which we may have at common law or otherwise.


                                       H

     We shall not be entitled to be indemnified in respect of any Claims or Losses to the extent that they are finally judicially determined to have arisen as a result of (i) our negligence, bad faith or wilful default (including the causing of personal injury) or (ii) our failure to comply with our obligations under these Terms of Engagement.

     If we become aware of any Claim relevant for the purposes of this paragraph 13 or any matter which may give rise to a Claim, we shall promptly notify you thereof giving particulars of the Claim, provided that failure by us to notify you shall not relieve you from the obligation to indemnify us except to the extent that you suffer actual prejudice as a result of such failure. Subject to being indemnified and secured to our reasonable satisfaction by you against any additional or increased Losses we may suffer or incur as a result of so doing, and subject to the requirements (if any) of our insurers, we shall thereafter consult with you regarding our conduct of the Claim and provide you with such information and copies of such documents relating to the Claim as you may reasonably request provided that we shall not be under any obligation to take into account any of your requirements in connection with such conduct nor to provide you with a copy of any document which is or may be privileged in the context of the Claim.

     You agree that you will not, without our prior written consent, settle or compromise or consent to the entry of any judgement with respect to any pending or threatened Claim in respect of which indemnification may be sought under this paragraph 13 (whether or not we are an actual or potential party to such Claim) unless such settlement, compromise or consent includes an unconditional release of us from all liability arising our of such Claim.

     If you enter into any agreement or arrangement with any adviser for the purpose of or in connection with the Transaction, the terms of which provide that the liability of the adviser to you or any other person is excluded or limited in any manner, and we may have joint and/or several liability with such adviser to you or to any other person arising out of or in connection with the performance of our duties under this letter, you shall:

     (a) not be entitled to recover any amount from us which, in the absence of such exclusion or limitation, we would have been entitled to recover pursuant to the Civil Liability (Contribution) Act 1978;

     (b) indemnify us on an after tax basis in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation; and

     (c) take such other action as we may require to ensure that we are not prejudiced as a consequence of such agreement or arrangement.



                                       I

     In this paragraph 13, the expression "we" and "us" and corresponding expressions shall include HSBC Holdings plc and each of its Related Companies and we, in receiving such indemnity, are acting for HSBC Holdings plc and as trustee and agent for each of its Related Companies with the intent that such indemnity shall be enforceable by HSBC Holdings plc and each of its Related Companies.


14   Announcements

     Neither you nor any of your Related Companies will publish, or permit or procure the publication of, any announcement, statement or document in relation to or having any material effect on the Transaction, without our prior consent (which consent shall not be unreasonably withheld or delayed).

     Except where required by law or the rules of the London Stock Exchange, we shall not be held responsible for ensuring the truth, accuracy, entirety or fairness of any announcement, statement, publication or document made by you, on your behalf or by any of your other advisers in connection with the Transaction, this being your sole responsibility.

     We will not publish or arrange for the publication of any announcement, statement or document in relation to the Transaction without the authority of your Board of Directors or a duly appointed committee thereof. We reserve the right, however, to make any announcement required to comply with applicable regulations if you do not do so.

     We shall be named as your financial adviser in any announcements, circulars or communications regarding the Transaction in the manner and place in which it is normal or a requirement for financial advisers to be so named.

     Neither you nor any of your Related Companies will publish, or permit or procure the publication of, any announcement, statement or document which makes reference to us or our appointment under, or the services provided by us pursuant to this letter agreement without our prior consent. If for any reason any such announcement, statement or document is made without our consent, you acknowledge that we shall be entitled to publish any announcement, statement or document which we reasonably believe is appropriate to protect our interests.

     You acknowledge that we may, at our option and expense, place an announcement in such newspapers and periodicals as we may choose following the public announcement of the Transaction, stating that we have acted as financial adviser to you in connection with the Transaction.


                                       J

15   Termination

     Either you or we may terminate our appointment under these Terms of Engagement at any time on 7 days notice in writing to the other party.

     We reserve the right at any time and without liability for continuing obligations to you to terminate these Terms of Engagement forthwith; (a) in the event that you commit a material breach of the Terms of Engagement; or
     (b) you fail to accept our advice on a material matter concerning action to be taken in respect of or in relation to the Transaction; or (c) if we are not satisfied that we can continue to advise you, or that we can co-operate with any of your actions or inactions, in either case without defaulting on any of our responsibilities under the Code, The Listing Rules or other legal or regulatory requirements.

     Termination will not affect any legal rights or obligations which have already accrued to, or been incurred by, either of us or any representations, confirmations or indemnities given by you herein.


16   Assignment

     We shall be entitled to transfer all our rights and obligations under these Terms of Engagement to a Related Company to which substantially all our assets and business have been or are to be transferred and, from the time such transfer takes effect, references to us shall be read as references to such Related Company.

     In order that we may execute and carry out our duties properly under these Terms of Engagement, you agree not to transfer any of your rights and obligations hereunder to any party without our written consent.


17   Governing Law

     The provisions of these Terms of Engagement shall be governed by and construed in accordance with English law.

     We and you irrevocably agree that the Courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the provisions of this letter agreement.

     You irrevocably submit to the jurisdiction of the Courts of England under these Terms of Engagement and waive any objection to proceedings in any such court on the ground of venue or the ground that the proceedings had been brought in an inconvenient forum.



                                       K

18   Client Monies

     Where any of your monies are held by us they will be credited to an account designated in your name and will be held by us in our capacity as banker and not as trustee. As a result, we are not required to hold such monies in accordance with SFA's client money rules.


19   Miscellaneous

     References to "you" in these terms and conditions include, where appropriate, any member of your Group.

     We may in future send you revised terms and conditions to replace these, but they will only apply in the case of services provided after the date you receive them and you are of course free to terminate the arrangements between us is you do not accept the revised terms and conditions. Sending you revised terms will not affect our respective rights and obligations which may have arisen beforehand.

     Any notice or other communication requiring to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent to your and our respective Company Secretaries at your and our registered addresses.


                                       L

     Any such notice or other communication shall be delivered by hand or sent by courier, fax or prepaid first class post. If sent by courier or fax, such notice or communication shall conclusively be deemed to have been given or served at the time of dispatch, in case of service in the United Kingdom, or on the following Business Day in the case of international service. If sent by post such notice or communication shall conclusively be deemed to have been received two Business Days from the time of posting, in the case of inland mail in the United Kingdom or three Business Days from the time of posting in the case of international mail.


     Definitions

     In this letter agreement:

     "Business Day" shall mean a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

     "Claims" shall mean all actions, proceedings, investigations, demands, judgements and awards;

     "Group" shall mean you or HSBC (as appropriate) and your/its Related Companies;

     "HSBC" shall mean HSBC Investment Bank plc

     "holding company", "subsidiary undertaking" and "associated undertaking" shall have the same meanings as in the Companies Act 1985;

     "Losses" shall mean all losses, liabilities, damages, costs, charges and expenses; and

     "Related Companies" shall mean in respect of any company (the first company) any company which is for the time being a subsidiary undertaking, associated undertaking or holding company (whether direct or indirect or which is in any way allied to or associated with such company) of the first company or a subsidiary undertaking or associated undertaking (whether direct, indirect or which is in any way allied to or associated with such company) of any such holding company and shall include any director, officer, employee, agent or adviser thereof and "Related Company" shall be construed accordingly.



                                       M